Exhibit 10.1

PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Agreement”) is granted this ____day of ________, 20__ (the “Grant Date”), by Patrick Industries, Inc., an Indiana corporation (the “Company”), to ____________ (the “Employee”), pursuant to the Patrick Industries, Inc. Omnibus Incentive Plan (the “Plan”), as the same may be amended from time to time. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

In consideration of the premises, mutual covenants and agreements herein, the Company and the Employee agree as follows:

1.     Award of Performance Share Units. Subject to the terms and conditions of this Agreement and the Plan, effective as of the Grant Date set forth above, the Company hereby grants to the Employee the Performance Share Units (“PSUs”) relating to each of the Performance Periods described in the Schedule hereto (the “Schedule”), in each case with respect to that number of PSUs described in the Schedule with respect to such Performance Period. Except as otherwise provided herein, each PSU that vests hereunder represents the right to receive one (1) share of Common Stock of the Company (each, a “Share” and collectively, “Shares”). The PSUs awarded with respect to each Performance Period described in the Schedule is a separate award for purposes of this Agreement and Code Section 162(m).

2.     Performance Criteria; Vesting. Subject to the terms and conditions of this Agreement, the PSUs relating to a Performance Period described in the Schedule shall vest on the last day of such Performance Period. The actual number of PSUs that vest with respect to a Performance Period shall be determined based on the Company’s performance during such period relative to the performance goal(s) (the “Performance Criteria”) described in the Schedule for such Performance Period. The number of PSUs that vest with respect to a Performance Period shall range from 0% to 150% of the Target Number of PSUs relating to the Performance Period, as described in the Schedule, based on the Company’s performance during such Performance Period.

3.     Service Requirement; Effect of Termination of Service.

(a)     Subject to Section 5 hereof, the vesting of the PSUs awarded hereunder with respect to a Performance Period is contingent upon the Employee remaining in the continuous employment of the Company or a Subsidiary as an “Employee” (as defined in the Plan) at all times from the Grant Date through the last day of such Performance Period. Except as otherwise provided in Section 3(b), below, if Employee’s employment with the Company or any Subsidiary is terminated prior to the last day of a Performance Period, any then outstanding PSUs relating to such Performance Period shall be canceled effective immediately upon Employee’s termination of employment and such canceled PSUs shall be forfeited by the Employee for no consideration.

(b)     Notwithstanding Section 3(a) hereof, if the Employee’s employment with the Company or any Subsidiary is terminated prior to the last day of a Performance Period by reason of (i) a termination by the Company without Cause or (ii) the Employee’s death or Disability, Employee will be deemed to have satisfied the requirement that Employee remain in the continuous employment of the Company or a Subsidiary through the last day of such Performance Period, but the vesting of PSUs relating to such Performance Period shall continue to be conditioned on satisfaction of the Performance Criteria set out in the Schedule. In the event of a termination of Employee’s employment for any of the reasons described in the preceding sentence, the actual number of PSUs that vest with respect to any such Performance Period shall be determined based on the level of the Company’s achievement of the specified Performance Criteria for the particular Performance Period as set out in the Schedule.

4.     Committee Certification; Form and Timing of Payment.

(a)     On or before March 1st of the calendar year immediately following the end of a Performance Period, the Committee shall determine and certify the extent to which the Employee’s PSUs relating to such Performance Period shall have vested based on the Company’s performance during such Performance Period in relation to the Performance Criteria established by the Committee for such Performance Period. The Committee shall certify these results in writing. Any PSUs relating to a Performance Period that do not vest shall be canceled by the Company effective as of the last day of the relevant Performance Period and shall be forfeited by the Employee for no consideration.

(b)     Each PSU relating to a particular Performance Period that is determined to have vested pursuant to Section 4(a) hereof shall automatically be converted, immediately following the Committee’s certification of the Company’s performance, into the right to receive one (1) Share. Any such Shares to which the Employee is entitled will be issued to the Employee (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) not later than seventy-five (75) days following the last day of the applicable Performance Period. Upon the issuance of Shares with respect to Employee’s vested PSUs, such PSUs shall be canceled and Employee shall have no further rights with respect to such PSUs.

(c)     Any cash dividends or other distributions paid or delivered with respect to the Shares for which the record date occurs on or before the settlement of the related PSUs under Section 4(b), excluding for these purposes any dividends or other distributions that result in an adjustment under Section 9 hereof, will be credited to a bookkeeping account for the benefit of the Employee. The amount so credited (“deemed dividends”) will be equal to the dividends or other distributions (exclusive of dividends or other distributions that result in an adjustment under Section 9 hereof), that would have been paid with respect to the Shares subject to the related PSUs had such Shares been outstanding and held by Employee. Such account will be subject to the same terms and conditions (including Performance Criteria and the vesting and forfeiture conditions set forth in Sections 2 and 3 hereof) as the PSUs to which such deemed dividends relate. The portion of such account that represents deemed dividends relating to PSUs that become vested under Section 4(a) hereof will be converted into and settled in additional Shares issued under the Plan at the same time as the related vested PSUs are settled under Section 4(b), determined by dividing such deemed dividends by the Fair Market Value of a Share measured as of the time of such delivery. Notwithstanding anything to the contrary herein, no fractional shares shall be issued under this Section 4(c). The portion of such account that represents deemed dividends relating to PSUs that do not vest under Section 4(a) hereof shall be forfeited for no consideration.

5.     Consequences of a Change in Control of the Company.

(a)     Provided that the Employee either (1) remains in the continuous employment of the Company or a Subsidiary at all times from the Grant Date through the effective time of a Change in Control or (2) the Employee’s employment with the Company or any Subsidiary is terminated prior to the effective time of a Change in Control by reason of a termination by the Company without Cause or the Employee’s death or Disability, notwithstanding anything to the contrary herein, in the event of a Change in Control of the Company prior to the last day of a Performance Period, the outstanding PSUs relating to such Performance Period will be considered to have vested immediately prior to the effective time of such Change in Control in an amount equal to the Target Number of Performance Share Units relating to such Performance Period.

(b)     Each PSU that vests under Section 5(a) hereof as a result of a Change in Control of the Company shall automatically be converted, effective immediately prior to the consummation of such Change in Control, into the right to receive one (1) Share; provided, however, that the Committee, in its sole discretion, shall have the right to determine that any PSU that vests pursuant to Section 5(a) hereof shall be converted into the right to receive a cash payment from the Company equal to the Fair Market Value of a Share measured at the time of such payment. Any such Shares to which the Employee is entitled under this Section 5(b) will be issued to the Employee (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) immediately prior to the consummation of such Change in Control. At the effective time of a Change in Control of the Company, all PSUs awarded under this Agreement that have not been previously canceled shall be immediately canceled and Employee shall have no further rights with respect to such PSUs beyond the rights described in this Section 5(b).

(c)     Any deemed dividends credited to Employee’s account described in Section 4(c) hereof shall, at the effective time of a Change in Control, be paid to Employee in a lump sum cash payment not later than ten (10) days following the effective time of such Change in Control.

6.     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” shall have the meaning set out in any separate employment agreement between the Employee and the Company and, in the absence of an employment agreement, “Cause” shall mean Employee’s: (a) commission of an act of dishonesty, fraud, theft, or embezzlement; (b) sabotage or intentional failure to act on the direction of an officer of the Company or the Board of Directors of the Company or of any affiliate; (c) engagement, directly or indirectly, in a business or occupation (as a proprietor, partner, officer, shareholder, or employee, or otherwise) in competition with the Company or any of its affiliates; (d) indictment or conviction for a felony violation of a criminal law, other than motor vehicle offenses; (e) the use or possession of illegal drugs; or (f) failure to achieve and/or perform, to the Company’s satisfaction, Employee’s duties and responsibilities on behalf of the Company (other than due to Disability).

“Change In Control” shall be deemed to have occurred if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or an employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%), or more (or if a person is permitted to own a higher percentage under the Company’s Rights Agreement, dated March 31, 2006, as the same may be amended from time to time, such higher percentage as to such person and their affiliates and associates) of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at elections of directors (excluding an acquisition of such securities directly from the Company),

(ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board cease for any reason to constitute at least a majority of the Board (individuals with such two years of service being the “Continuing Directors”),

(iii) there shall be consummated (A) any consolidation, merger or reorganization of the Company in which the capital stock of the Company is not converted into or exchanged for cash, securities or other property, other than a consolidation, merger, or reorganization of the Company in which the holders of capital stock of all classes of the Company (including Common Stock) immediately prior to the transaction have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company’s then outstanding capital stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction,

(iv) a change occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Exchange Act or any successor disclosure item, or

(v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that any occurrence described in (i) through (iv) approved by the affirmative vote of a majority of the Continuing Directors, shall not constitute a Change in Control to the extent so provided by the affirmative vote of a majority of those Continuing Directors.

“Designated Beneficiary” shall mean such person or persons specifically designated by Employee who may be designated successively or contingently to receive payments under this Agreement following Employee’s death, pursuant to a written beneficiary designation filed by Employee with the Company during Employee’s lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by Employee pursuant to written instruments filed with the Company during his or her lifetime. Beneficiaries designated by Employee may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by Employee, and subject to such additional rules and procedures as may be adopted by the Company with respect to successive beneficiaries, if all of the persons so designated die before Employee on the occurrence of a contingency not contemplated in such beneficiary designation, then the term Designated Beneficiary shall mean Employee’s estate.

“Disability” shall have the meaning ascribed to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Committee, are owned, directly or indirectly, by the Company.

7.     Withholding Taxes.

(a)     The award of PSUs to the Employee pursuant to this Agreement, and the delivery of Shares hereunder, shall be conditioned on any applicable federal, state or local withholding taxes having been paid by Employee at the appropriate time pursuant to a direct payment of cash or other readily available funds to the Company.

(b)     The Company may, in its sole discretion, provide the Employee with the right to satisfy all or any portion of his or her obligations under Section 7(a) by having the Company withhold from the Shares to be delivered that number of Shares having an aggregate Fair Market Value, determined as of the date of the taxable event with respect to such Shares, equal to the federal, state or local taxes required to be withheld by the Company with respect to such taxable event; provided however, that the Fair Market Value of any Shares withheld under this Section 7(b) may not exceed the statutory minimum withholding amount required by law.

(c)     Amounts payable to Employee under this Agreement that are paid in cash shall be net of any required withholding taxes.

8.     Restriction on Transferability. Neither the PSUs issued hereunder, nor any beneficial interest therein, may be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. Notwithstanding the above, in the event of Employee’s death, any Shares that would otherwise have been delivered to Employee, or any payment that would otherwise be made to Employee, absent his or her death, shall thereafter be distributed or paid to Employee’s Designated Beneficiary.

9.     Adjustments. The Target Number of PSUs, the number or kind of securities deliverable in settlement of vested PSUs, the Performance Criteria for any Performance Period, and any other terms and conditions established by the Committee with respect to the PSUs awarded hereunder for a Performance Period, may be subject to adjustment upon the occurrence of an event described in Section 2.3 of the Plan. Adjustments under Section 2.3 of the Plan, if any, will be made by the Committee, whose determination as to what adjustments will be made, will be final, binding and conclusive. No fractional shares will be issued pursuant to this Agreement on account of any such adjustments.

10.     Requirements of Law. The issuance of Shares under this Agreement, if any, shall be subject to compliance by the Company and the Employee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares may be listed for trading at the time of such issuance. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Shares hereby shall relieve the Company of any liability with respect to the non-issuance of the Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

11.     Stockholder Rights. The Employee shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the PSUs. Upon the vesting of any PSUs under this Agreement and the delivery of Shares hereunder, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, the Employee will obtain full voting, dividend and other rights as a stockholder of the Company.

12.     Section 409A. It is intended that the PSUs awarded hereunder and the Employee’s right, if any, to a payment (in the form of a delivery of Shares or cash, as the case may be) pursuant to the terms of this Agreement satisfy the short-term deferral exception to the requirements of Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Any reference in this Agreement to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing or any provision of this Agreement to the contrary, if any provision of this Agreement contravenes Section 409A or could potentially cause Employee to incur any tax, interest or penalties under Section 409A, the Company will use commercially reasonable efforts to take such reasonable steps as it may determine to be necessary or desirable, with Employee’s consent, to ensure that such amounts are not subject to such penalty tax. However, any such tax under Section 409A is ultimately the responsibility of Employee.

13.     Funding. To the extent the Employee holds any rights by virtue of this Agreement, such rights shall be no greater than the rights of a general unsecured creditor of the Company. All amounts payable pursuant to this Agreement shall be paid from the general assets of the Company or other entity as the Committee may determine. This Agreement is intended to be an unfunded deferred compensation plan which is neither an “employee welfare benefit plan” nor an “employee pension benefit plan” within the meaning of Section 3(1) or (2) of the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

14.     Effect on Other Employee Benefit Plans. The value of any Shares delivered and/or cash paid to Employee pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.

15.     Severability. The provisions of this Agreement are severable and if all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.     Subject to the Plan. This Agreement and the PSUs awarded hereunder shall be subject to and governed by all of the terms and conditions of the Plan. A copy of the Plan is available for review by Employee upon request to the Company’s Secretary and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of this Agreement shall control.

17.     Entire Agreement. The Plan and this Agreement constitute the entire agreement of the Company and the Employee with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof.

18.     No Assurance of Continued Employment by the Company. The granting of PSUs hereunder is in consideration of the Employee’s continuing as a Service Provider to the Company or a Subsidiary. Notwithstanding the foregoing, nothing in this Agreement shall confer upon the Employee any right to continue as a Service Provider to the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the Employee’s services (subject to the terms of any separate employment or other contract) at any time in the sole discretion of the Company or any Subsidiary, with or without cause.

19.     Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee shall be final and conclusive.

20.     Enforceability. This Agreement shall be binding upon the Employee and the Employee’s estate, personal representative and beneficiaries.

21.     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).

22.     Amendment. The terms and conditions of this Agreement may be amended by the mutual agreement of the Company and the Employee or such other persons as may have an interest herein, evidenced in writing.

[Signature page follows]

IN WITNESS WHEREOF, the Committee has caused this Agreement to be executed on the date first above written.

PATRICK INDUSTRIES, INC.

By________________________

    Its:

EMPLOYEE

________________________